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                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential For Use of the              [ ]  Confidential For Use of the
[ ]  Definitive Proxy Statement                    Commission Only (as permitted
[X]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          BALDWIN PIANO & ORGAN COMPANY
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                (Name of Registrant as Specified in its Charter)

                          BOLERO INVESTMENT GROUP, L.P.
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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement no.:

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(3)  Filing Party:

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(4)  Date Filed:

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                          BOLERO INVESTMENT GROUP, L.P.
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INGRAHAM BUILDING                                         1101 EAST BALBOA BLVD.
25 S.E. 2ND AVE., STE.720                           NEWPORT BEACH, CA 92661-1313
MIAMI, FL 33131                                                   (714) 675-3850
(305) 371-5200                                              (714) 673-0434 (FAX)
(305) 371-5226 (FAX)


CONTACT:  KENNETH W. PAVIA

FOR RELEASE:          IMMEDIATELY
                      MAY 22, 1996


                BOLERO DENIED ACCESS TO BALDWIN SHAREHOLDER LIST

       BOLERO FILES LAWSUIT IN DELAWARE TO COMPEL BALDWIN TO PROVIDE LIST

       BOLERO RETAINS GEORGESON & CO. TO ASSIST IN ITS PROXY SOLICITATION

                  Miami, FL, May 22, 1997 -- Kenneth W. Pavia, General Partner of Bolero Investment Group, L.P. announced today that despite Bolero's request, Baldwin has refused to provide its shareholder list to Bolero, which Bolero intends to use in connection with its nomination of five individuals to stand for election as directors of Baldwin.

                  "I am extremely disappointed that Baldwin would resort to this type of gamesmanship in order to prevent Bolero from viewing the Baldwin shareholder list and to make it more difficult for Bolero to exercise its fundamental right to seek shareholder votes for its nominees," stated Mr. Pavia. "It is unfortunate that Baldwin continues to create obstacles to giving shareholders a choice at the annual meeting."

                  Bolero today filed a lawsuit in the Delaware Court of Chancery to obtain a court order to permit Bolero to inspect the shareholder list.

                  Despite the Company's assertions to the contrary, Bolero believes that it has complied fully with all requirements under Delaware law and that this is simply yet another delaying tactic that is ultimately detrimental to the Company's shareholders.

                  Bolero also announced that it has retained Georgeson & Co. to assist in its proxy solicitation. Shareholders who have questions or need assistance should contact Bolero Investment Group at (305) 371-5200 or contact Georgeson & Co. at (800) _______.

Nominations to Baldwin Board

                  Mr. Pavia is seeking proxies to elect five individuals to stand for election as members of the Baldwin Board. Those nominees are:



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                  1)       Honorable John West
                  2)       Edward McDonnell
                  3)       Peter Cooper
                  4)       David Harmon
                  5)       Dr. Robert Lippert

                  Mr. Pavia stated that these nominees bring a wealth of experience, specialized knowledge and enthusiasm that will be essential to Baldwin and are being proposed based on Bolero's reasoned belief that Baldwin would prosper under new board leadership.

                                      * * *

                  Bolero Investment Group, L.P., Kenneth W. Pavia, Sr. and FHI, Inc. and each of the nominees may be deemed to be participants in the solicitation of proxies. Bolero and FHI directly own 217,460 and 52,000 shares of Baldwin Common Stock, respectively. Mr. Pavia may be deemed to beneficially own such shares as well as an additional 10,000 shares directly owned by Florence Partners, Inc., for which Mr. Pavia is the managing director. None of the nominees beneficially owns any shares of Baldwin Common Stock, except that Mr. Cooper may be deemed to beneficially own 11,500 shares of Baldwin Common Stock held by Willowbrook Investments, a limited partnership, the general partner of which is a company controlled by Mr. Cooper. In addition, Governor West is a limited partner in Bolero, but disclaims beneficial ownership of shares of Baldwin Common Stock owned by Bolero.


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